UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148922	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

c/o Janssen Labs @QB3 953 Indiana Street San Francisco, CA	94107
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 31, 2014, Amarantus BioScience Holdings, Inc. (the “Company”) entered into an Option Agreement (the “Agreement”) with the Universität Leipzig (“Leipzig”) pursuant to which the Company was granted an option to obtain an exclusive license (with the right to sublicense) in the patent rights relating to PCT Application No. PCT/EP2010/000702 entitled “Vector(s) Containing an Inducible Gene Encoding a CDK4/CDK6 Inhibitor Useful for Treating Neurodegenerative Disorders or Diseases Associated with an Unscheduled Activation of the Cell Cycle”. The term of the option is 12 months which may be extended by the Company for an additional six months upon payment of an extension fee of $5,000. The Agreement provides for an option fee of $10,000 within 10 days of the date of the Agreement.

The Agreement contemplates that the parties will use good faith efforts to execute a sponsored research agreement and provides that upon exercise of the option, the parties will use good faith efforts to execute a license agreement within three months of the exercise of the option.

The Company released a press release in connection with the foregoing, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: August 6, 2014	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer